Exhibit 10(b)(2)


             SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

    This Second Amendment to Employment Agreement (the "Agreement"), made as of the 1st day of January, 1995, by and between WELLMAN, INC., a Delaware corporation (the "Company") and THOMAS M. DUFF (the "Executive").

W I T N E S S E T H:    WHEREAS, the parties hereto entered into an Employment
Agreement dated as of January 1, 1990 as amended by a First Amendment thereto dated as of January 1, 1993 (collectively, the "Original Employment Agreement"), pursuant to which the Company agreed to continue to employ the Executive, and the Executive agreed to remain in the employ of the Company; and

    WHEREAS, the parties have agreed to certain modifications to the Original Employment Agreement as set forth herein.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and for good and valuable other consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Section 1. Defined Terms. All capitalized terms not defined herein shall have the same meaning ascribed to such terms in the Original Employment Agreement.

    Section 2. Amendment to Original Employment Agreement. Effective as of the date hereof, the first sentence of Section 3(b)(i) of the Original Employment Agreement is amended to read in its entirety as follows:

    "The Executive shall receive an annual base salary ("Annual Base Salary") in an amount as shall be determined by the Board of Directors."

Section 3. Ratification. Each party hereto hereby ratifies and confirms all of its obligations, covenants, duties and agreements set forth in the Original Employment Agreement, as amended by the terms hereof. All references to the "Employment Agreement" or the "Agreement" or any other defined term amended hereby contained in the Original Employment Agreement, shall be deemed to be amended to refer to the Original Employment Agreement, as amended by the terms hereof or to such amended defined term, as the case may be.

    IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                    By /s/ Thomas M. Duff
                                           Thomas M. Duff
                                           WELLMAN, INC.

                                    By /s/ Clifford J. Christenson
                                           Title: Executive VP